EXHIBIT 5.1, EXHIBIT 23.1

[GRAPHIC OMITTED]

                                            Thacher Proffitt & Wood
                                            11 West 42nd Street
                                            New York, New York 10036

                                            212.789.1200

                                            Fax:  212.789.3500
                                            www.tpwlaw.com




                                                              August 5, 2003



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
Argent Securities Inc.                                        Ameriquest Mortgage Company
1100 Town & Country Road                                      1100 Town & Country Road
Orange, California  92868                                     Orange, California  92868

Morgan Stanley & Co. Incorporated                             Deutsche Bank National Trust Company
as Representative of the several Underwriters                 1761 East St. Andrew Place
1585 Broadway                                                 Santa Ana, CA 92705
New York, New York 10036
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         Opinion: Underwriting Agreement
         Argent Securities Inc.
         Asset Backed Pass-Through Certificates, Series 2003-W1

Ladies and Gentlemen:

         We have acted as counsel to Ameriquest Mortgage Company as seller and master servicer (the "Seller or "Ameriquest") and Argent Securities Inc. (the "Depositor") in connection with (i) the Mortgage Loan Purchase Agreement, dated August 1, 2003 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Depositor, (ii) the Pooling and Servicing Agreement, dated as of August 1, 2003 (the "Pooling and Servicing Agreement"), among the Depositor, Ameriquest and Deutsche Bank National Trust Company (the "Trustee"), and the certificates issued pursuant thereto designated as Asset-Backed Pass-Through Certificates, Series 2003-W1 (collectively, the "Certificates"), (iii) the Underwriting Agreement, dated August 1, 2003 (the "Underwriting Agreement"), among the Seller, the Depositor and Morgan Stanley & Co. Incorporated (the


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"Underwriter") pursuant to which certain Certificates were sold (collectively, the "Underwritten Certificates"), (iv) the Indemnification Agreement, dated August 1, 2003 (the "MGIC Indemnification Agreement"), between the Depositor and Mortgage Guaranty Insurance Company ("MGIC"), (v) the Indemnification Agreement, dated August 1, 2003 (the "Indemnification Agreement"), between the Depositor and the Master Servicer and (vi) the Prospectus Supplement, dated August 1, 2003 (the "Prospectus Supplement") and the Prospectus to which it relates, dated August 1, 2003 (the "Base Prospectus" together with the Prospectus Supplement, the "Prospectus). The Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement, the Underwriting Agreement, the MGIC Indemnification Agreement and the Indemnification Agreement are collectively referred to herein as the "Agreements." Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, with your permission we have assumed, and are relying thereon without independent investigation, (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any

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provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on the actual present knowledge of such attorneys.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, including without limitation the Securities Act of 1933, as amended (the "1933 Act"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Depositor has been legally incorporated under the laws of the State of Delaware and, based upon a certificate of good standing issued by that State, is validly existing as a corporation in good standing under the laws of that State, and has the requisite entity power and authority to execute and deliver each Agreement to which it is a party and to perform its obligations thereunder.

         2. Each of the Agreements to which the Depositor is a party (to the extent that the laws of the State of New York are designated therein as the governing law thereof) has been duly authorized, executed and delivered by such party and, assuming the necessary authorization, execution and delivery thereof by the other parties thereto (other than any party as to which we opine to that effect herein), is a valid and legally binding agreement under the laws of the State of New York (to the extent such laws


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are applicable thereto), enforceable thereunder in accordance with its terms against the Depositor, as the case may be.

         3. Each of the Agreements to which Ameriquest is a party (to the extent that the laws of the State of New York are designated therein as the governing laws), assuming the necessary authorization, execution and delivery thereof by the parties thereto (other than party any as to which we opine to that effect herein), is a valid and legally binding agreement under the laws of the State of New York (to the extent such laws are applicable thereto), enforceable thereunder in accordance with its terms against Ameriquest.

         4. The issuance, offer, sale and delivery of the Certificates have been duly authorized by the Depositor.

         5. The Certificates, assuming the necessary execution, authentication and delivery thereof and payment therefor in accordance with the applicable Agreements, are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

         6. With respect to the Depositor and, to our knowledge, the Seller, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

         7. With respect to the Seller and the Depositor, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) as to the Depositor only, any breach or violation of its certificate of incorporation or bylaws, (ii) to our knowledge, any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (iii) any breach or violation of any United States federal or State of New York statute or regulation or, to our knowledge, any order of any United States federal or State of New York court, agency or other governmental body.

         8. With respect to the Seller and the Depositor, to our knowledge, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending, or threatened against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Agreements to which it is a party.

         9. The Registration Statement has become effective under the 1933 Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued


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and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the 1933 Act.

         10. The Registration Statement as of the date of the Prospectus Supplement and the date hereof, and the Prospectus as of the date of the Prospectus Supplement and the date hereof, other than any financial and statistical information, Computational Materials and ABS Term Sheets contained or incorporated by reference therein as to which we express no opinion herein, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

         11. To our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than any Computational Materials and ABS Term Sheets as to which we express no opinion herein, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

         12. The statements made in the Prospectus Supplement under the heading "Description of the Certificates," insofar as such statements purport to summarize certain provisions of the Certificates and the Pooling and Servicing Agreement, provide a fair summary of such provisions. The statements made in the Base Prospectus under the headings "Legal Aspects of Mortgage Assets-Applicability of Usury Laws," "Alternative Mortgage Instruments," and "Considerations For Benefit Plan Investors" and the statements made in the Prospectus Supplement under the heading "ERISA Considerations," to the extent that they constitute matters of United States federal or State of New York law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Certificates offered thereby, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         13. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust Fund created by the Pooling and Servicing Agreement is not an "investment company" or "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         14. The Class A Certificates and the Class M-1 Certificates will be "mortgage related securities" as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, after the balance of each Pre-Funding Account is reduced to zero and so long as each such class is rated in one of the two highest rating categories by at least one "nationally recognized statistical rating organization" as that term is used in that Section.


         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of


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this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority,
(ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein and (iii) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Federal Income Tax Consequences" and "Legal Matters," without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.


                                          Very truly yours,

                                          /s/ THACHER PROFFITT & WOOD